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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 033-45756 on Form S-3, Post-Effective Amendment No. 7 to Registration Statement No. 033-06004 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 033-53771 on Form S-8, and Registration Statement Nos. 333-01109, 333-04611, 333-64161, 333-66293,
333-84917, 333-41806, 333-41808, 333-87814 and 333-105203 on Form S-8, of our
reports dated March 11, 2005, relating to the consolidated financial statements and financial statement schedule of ITT Industries, Inc. and subsidiaries and management's report of the effectiveness of internal control over financial reporting, appearing in this Amendment No. 1 to the Annual Report on Form 10-K of ITT Industries, Inc. for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP

Stamford, Connecticut

March 15, 2005